IMMEDIATE RELEASE

Ferro Global Headquarters Relocation

CLEVELAND, OH—SEPTEMBER 17, 2011—The global headquarters for Ferro Corporation has been relocated to Mayfield Heights, Ohio. The new location allows consolidation of several office locations and approximately 150 employees from the Cleveland metropolitan area into a single site. Ferro will continue to occupy a technology development center and a shared-services office in Independence, Ohio in addition to the new headquarters offices. The address for the new headquarters location, effective now, is:

Ferro Corporation
6060 Parkland Boulevard
Mayfield Heights, Ohio 44124

About Ferro Corporation

Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products. Headquartered in Cleveland, Ohio, the Company has approximately 5,000 employees globally and reported 2010 sales of $2.1 billion.

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MEDIA CONTACTS:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-5401
E-mail: Mary.Abood@ferro.com

INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-5488
E-mail: David.Longfellow@ferro.com